UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011
____________________________________

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION

(Name of registrant in its charter)
_____________________________________

Nevada	0-6428	88-0105586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4215 Fashion Square Blvd. Suite 3 Saginaw, Michigan 48603

(Address of principal executive offices)

Registrant's telephone number:  (989) 799-8720
______________________________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

ASI Capital Corporation (“ASIC”), a wholly owned subsidiary of Robertson Global Health Solutions Corporation (the “Registrant”) entered into a Letter Agreement with Capital Business Services, Inc. (“Capital Business”) dated April 18, 2011, to extend and amend the Standard Sublease (“the Sublease”) entered into on April 12, 2010.

The Sublease provided that Capital Business would occupy office space located at 9121 W. Russell Road, Suite 110, Las Vegas, Nevada for a 1 year term commencing June 1, 2010, and that Capital Business would pay ASIC monthly rent in the amount of $3,747.  The Letter Agreement provides that the Sublease will be extended on a month-to-month basis for up to an additional 10 months beginning June 1, 2011 and ending March 31, 2012.  The Letter Agreement also provides that the rent will be reduced to $2,000 per month for the 10 month extended period.

Item 9.01 Financial Statements and Exhibits

(d)           The following exhibits are included with this Current Report on Form 8-K.

Exhibit 10.1	Standard Sublease dated April 12, 2010

Exhibit 10.2	Letter Agreement dated April 18, 2011

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robertson Global Health Solutions Corporation

Dated: April 20, 2011	By:	/s/ Melissa A. Seeger
	Name:	Melissa A. Seeger
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

1